                                  EXHIBIT 10.28

ARIAD PHARMACEUTICALS, INC. HAS OMITTED FROM THIS EXHIBIT 10.28 PORTIONS OF THE
   AGREEMENT FOR WHICH ARIAD PHARMACEUTICALS, INC. HAS REQUESTED CONFIDENTIAL TREATMENT FROM THE SECURITIES AND EXCHANGE COMMISSION. THE PORTIONS OF THE
AGREEMENT FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED ARE MARKED
        WITH AN ASTERISK AND SUCH CONFIDENTIAL PORTIONS HAVE BEEN FILED






                             COLLABORATIVE AGREEMENT



                                     between




                          INCYTE PHARMACEUTICALS, INC.




                                       and




                           ARIAD PHARMACEUTICALS, INC.




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         This Agreement is entered into as of this day of ___________, 1997 by and between ARIAD Pharmaceuticals, Inc., ("ARIAD"), a Delaware corporation having its principal place of business at 26 Landsdowne Street, Cambridge, MA 02139-4234, and Incyte Pharmaceuticals, Inc., a Delaware corporation ("Incyte"), having its principal place of business at 3174 Porter Drive, Palo Alto, CA 94304.

                                    RECITALS


         WHEREAS, Incyte owns or has rights in certain patent rights and know-how regarding certain high-throughput partial cDNA sequencing, cloning, and data analysis technologies; and

         WHEREAS, Incyte has compiled and is compiling, and owns, certain information and data regarding certain cDNAs in confidential databases which may be useful in the study of biological phenomena; and

         WHEREAS, Incyte owns or has rights in certain patent rights and know-how regarding certain cDNAs as well as certain of the proteins they encode; and

         WHEREAS, Incyte and Hoechst Aktiengesellschaft and Hoechst Marion Roussel, Inc. (collectively ("HMRI") have entered into an Amended and Restated Collaborative Agreement of even date herewith providing [*] to HMRI (the "Incyte-HMRI [*] Agreement"); and

         WHEREAS, ARIAD and Hoechst Marion Roussel, intend to establish a joint venture through the formation of Hoechst-ARIAD Genomics Center, LLC, a Delaware Limited Liability Company (the "HMRI-ARIAD JV"); and

         WHEREAS, ARIAD desires to obtain access to Incyte's LifeSeq(R) Database, and to obtain certain licenses under certain of Incyte's patent rights and know-how, to conduct research and development with respect to certain cDNAs and the proteins they encode in the development and commercialization of diagnostics and pharmaceuticals;

NOW, THEREFORE, the Parties agree as follows:


                                1.0 DEFINITIONS.

The following terms shall have the following meanings:



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1.1      "Access Term": shall mean the period commencing on the Installation
         Date and ending on[*] , during which ARIAD shall have access to the LifeSeq(R) Database under the terms and conditions of this Agreement.

1.2 "Annotation Information": shall mean information associated with individual cDNAs in the LifeSeq(R) Database, including, but not limited to, Gene Expression Profiles, homology information, gene cluster identifiers, etc.

1.3 "Antisense Field of Use": shall mean the prevention or treatment of any disease, state or condition in humans by use of one or more oligonucleotides or modified oligonucleotides which bind either (i) to mRNA to block the translation of mRNA in vivo to inhibit, prevent and/or alter protein production, or (ii) to DNA to prevent the transcription of DNA into the mRNA copy of the gene in vivo; provided, however, that the Antisense Field of Use does not include [*].

1.4 "Antisense Product(s)": shall mean oligonucleotides or modified oligonucleotides derived from or targeted to Gene Product(s) for use in the Antisense Field of Use.

1.5 "ARIAD Affiliate(s)": shall mean any corporation, firm, partnership, or other legal entity, which is

                  a) directly or indirectly owned or under common ownership by ARIAD to the extent of which the common stock or other equity ownership thereof is one hundred percent (100%) owned by ARIAD; provided however, that where local laws require a minimum percentage of local ownership, the status of ARIAD Affiliate will be established if ARIAD directly or indirectly owns or controls at least one hundred percent (100%) of the maximum ownership percentage that may, under such local laws, be owned or controlled by foreign interests;

                  b) the "HMRI-ARIAD JV".

1.6      "cDNA":  shall mean a DNA copy of human mRNA.

1.7 "cDNA Clone(s)": shall mean an individual plasmid vector and cDNA insert, which cDNA is usually a partial gene, and not necessarily a full length gene.

1.8 "cDNA Template": shall mean a specific, purified cDNA Clone derived from a given cDNA library and prepared for RTI Analysis, from which partial gene sequence information is obtained. There may be many different cDNA Templates which correspond to a single gene.




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1.9      "Consensus cDNA Sequence": shall mean DNA Sequence Information corresponding to the same gene, as determined by homology and overlap/cluster analysis.

1.10 "Database Information": shall mean all or any part of the Annotation Information and DNA Sequence Information in the LifeSeq(R) Database as applicable.

1.11 "Designated Gene Product": shall mean a given Gene Product which is intended for research and development, or other use by ARIAD in accordance with the terms and conditions of this Agreement, and is "Used By ARIAD" as defined in Section 1.41 below.

1.12 "Diagnostic Field of Use": shall mean (a) the diagnosis and monitoring of any disease, state or condition in humans (including without limitation, the diagnosis of disease susceptibility), (b) the selection of a method of prevention or treatment of any disease, state or condition in humans, and (c) the determination of genetic traits in humans; [*].

1.13 "Diagnostic Product(s)": shall mean any product or service derived from or directed to Gene Product(s) for use in the Diagnostic Field of Use.

1.14 "DNA Sequence Information": shall mean (a) human nucleotide sequence of cDNA Templates [*]obtained from RTI Analyses released to the LifeSeq(R) Database from internal sources, (b) sequence information reasonably available to Incyte from external sources including GenBank DNA, GenBank protein, dbEST, and at Incyte's discretion, such other publicly available databases and incorporated into the LifeSeq(R) Database, or
         (c) otherwise provided by Incyte to ARIAD; as applicable.

1.15 "Drug Product(s)": shall mean compositions of matter which are ligands, modulators or inhibitors of Gene Product(s) such as small molecules, antibodies, agonists, and/or antagonists for use in the prevention or treatment of any disease, state or condition in humans; provided, however, that Drug Product(s) shall not include Antisense Product(s).

1.16 "Full Length Clone": shall mean, with respect to a given human gene and in the case where no Full Length Insert or Full Length Contig exists, a specific, purified cDNA Clone containing the nucleotide sequence of the entire amino acid coding region of such human gene, which is obtained by Incyte independent of those services regularly performed by Incyte to produce or generate Database Information, [*].



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1.17     "Full Length Contig": shall mean, with respect to a given human gene, two or more isolated cDNA Templates represented in the LifeSeq(R) Database determined by Incyte, using cluster/overlap analysis and by identifying a putative initiation site and/or signal sequence by homology analysis, to correspond to the entire amino acid coding region of such human gene. A Full Length Contig shall not be a Full Length Clone.

1.18 "Full Length Insert": shall mean, with respect to a given human gene, a single isolated cDNA Template determined by Incyte, by identifying a putative initiation site and/or signal sequence by homology analysis, to contain the entire amino acid coding region of such human gene, which is obtained by Incyte in the performance of those services regularly performed by Incyte to produce or generate Gene Expression Profiles and DNA Sequence Information intended to be released to the LifeSeq(R) Database. A Full Length Insert shall not be a Full Length Clone.

1.19 "Gene Expression Profile(s)": shall mean a listing of human cDNAs by name with each cDNA assessed by a homology score to be:

                   an exact match to a known gene sequence, or a match to an Incyte cDNA, or a homolog of a known gene or proprietary Incyte cDNA, or a new clone with no prior identified homology or overlap.

         This profile, resulting from a given RTI Analysis released to the LifeSeq(R) Database, includes transcript abundance and certain annotation information regarding such cDNA derived from Incyte and public databases, but does not include DNA Sequence Information.

1.20 "Gene Product(s)": shall mean all Database Information and any cDNA Clone(s) corresponding to a given gene, provided to ARIAD in accordance with and during the term of this Agreement, and products or materials that are materially developed or materially derived therefrom, e.g. partial cDNAs, DNA's, genes, full length cDNAs corresponding thereto, RNAs, peptides, polypeptides and proteins encoded thereby; provided, however, that Gene Product(s) shall not include Drug Product(s).

1.21 "Incyte Know-how": shall mean certain information, data and biological materials proprietary to Incyte either at the time of disclosure to ARIAD or at the time of Use By ARIAD as such time is specifically referenced under the applicable terms and conditions of this Agreement (i.e. not already known to ARIAD, or not generally available to the public or otherwise part of the public domain at the time of disclosure to ARIAD, as can be demonstrated by written



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         records created prior to such disclosure), consisting of or directly and solely relating to Database Information, including Proprietary Database Information and cDNA Clone(s) provided to ARIAD in accordance with and during the term of this Agreement or such other know-how of Incyte expressly provided by Incyte to ARIAD. Incyte Know-how does not include any rights under any Incyte Patent Rights.[*]

1.22 "Incyte Patent Rights": shall mean certain patents of Incyte directed to the composition of matter of Gene Product(s); (including inventors' certificates) and applications therefor throughout the world and substitutions, extensions, reissues, renewals, divisions, continuations or continuations-in-part thereof or therefor, which Incyte now or hereafter during the term of this Agreement owns or controls, or which are otherwise the property of Incyte.[*]

[*]

1.24 "Incyte Technology": shall mean, collectively, Incyte Know-how and Incyte Patent Rights.

1.25 "Installation Date": shall mean the date on which Incyte first installs and makes the LifeSeq(R) Database operational at the Installation Site.

1.26 "Installation Site": shall mean the research facilities of [*] where Incyte will provide [*]on-site access to Incyte's LifeSeq(R) Database, in accordance with the Database Access Plan and subject to appropriate provisions of this Agreement, including Section 5.0 and the provisions of Section 2.3 and Exhibit A.

1.27 "The Letter Agreement") shall mean the agreement of even date herewith by and among Incyte, HMRI and ARIAD, which sets forth a mutual understanding regarding the integration of this Agreement and the Incyte-HMRI LifeSeq(R) Agreement and certain rights and obligations of HMRI, ARIAD and the HMRI-ARIAD JV thereunder.

1.28 "LifeSeq(R) Database": shall mean Incyte's proprietary database of human Annotation Information and DNA Sequence Information and corresponding cDNA Clones as of the Effective Date, and as updated thereafter during the Access Term to include additional Annotation Information and/or DNA Sequence Information and corresponding cDNA Clones, together with related software and documentation, as described generally in Exhibit C, which is made available by Incyte on a non-exclusive basis to ARIAD and other subscribers and subject to the grant of license rights as described in Section 3.0 [*].




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1.29     "Net Sales": shall mean the gross invoiced sales of Product (said
         Product being in the final form intended for use by the end user), by ARIAD, its Affiliates or its sublicensees to unrelated third parties less any of the following charges or expenses, to the extent each is actually incurred and included in the invoiced sales price and does not exceed the reasonable and customary amount for such item in the market in which such sale occurred:

                  (a) credits, allowances and rebates to, and chargebacks from the account of, such customers for spoiled, damaged, out-dated and returned Product;

                  (b) actual freight and insurance costs incurred in transporting the Product in final form to such customers;

                  (c) trade discounts, cash discounts, quantity discounts, rebates and other price reduction programs;

                  (d) sales, value-added and other direct taxes; and

                  (e) customs duties, surcharges and other governmental charges incurred in connection with the exportation or importation of the Product in final form.

1.30 "Party": shall mean ARIAD, or Incyte and, when used in the plural, shall mean ARIAD and Incyte.


1.31 "Pending Claim": shall mean a claim pending in an Incyte patent application that has not been allowed, and for which claim Incyte (or ARIAD as applicable) is using reasonable efforts to obtain allowance.

1.32 "Phase III Clinical Trial": shall mean that portion of the clinical development program which provides for the continued trials of a specific Product on sufficient numbers of patients to establish the safety, efficacy and regulatory approval to a standard consistent with that of the U.S. Food and Drug Administration for Phase III clinical trials or foreign equivalent.

1.33 "Product(s)": shall mean Drug Product(s), Diagnostic Product(s), Antisense Product(s) and/or Therapeutic Protein Product(s), singly or in combination as applicable.

1.34 "Proprietary Database Information": shall mean Database Information, which at the time of disclosure to ARIAD or the time of Use By ARIAD, as such time is specifically referenced under the applicable terms and conditions of this




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         Agreement, which i) was not part of the public domain or ii) was not already known to ARIAD (with the right to use) independent of the Database Information, as can be demonstrated by written records of ARIAD existing prior to the time of disclosure.[*]

1.35 "Regulatory Approval": shall mean the government approvals required to market a product in a given country, including, but not limited to, product registration(s) and price and marketing approval(s), as applicable, in such country.

1.36 "Research Field of Use": shall mean all internal research applications of Gene Product(s), including, but not limited to conducting research in the Diagnostic Field of Use, the Antisense Field of Use, the Therapeutic Field of Use and in the research, identification, development and commercialization of Drug Products [*]

1.37 "RNA-based Transcript Imaging Analysis" or "RTI Analysis": shall mean the use of high-throughput partial EST cDNA sequencing and computer analysis to analyze the expression profile of transcripts present in a given cell or tissue type. DNA sequence, sequence homology and transcript abundance information is compiled from cDNA Templates randomly sampled from a cDNA library.

[*]

1.39 "Therapeutic Field of Use": shall mean the prevention or treatment of any disease, state or condition in humans by any means, (including without limitation, gene therapy), excluding the Antisense Field of Use[*]

1.40 "Therapeutic Protein Product(s)": shall mean any product or service, including gene therapy, which uses a protein, peptide or polypeptide which is a Gene Product in the prevention or treatment of any disease, state or condition in humans, including gene therapy products; provided however, that Therapeutic Protein Product(s) does not include Antisense Product(s).

1.41 "Used or Use By ARIAD": shall mean the use of Database Information or a cDNA Clone obtained from Incyte hereunder which would constitute Incyte Know-How at the time of such use by ARIAD and which meets any or all of the following criteria:

         [*]

1.42 "Valid Claim": shall mean a claim of an issued or granted and unexpired Incyte Patent Right which has not been held unenforceable, unpatentable or invalid by a



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         decision of a court or governmental body of competent jurisdiction, unappealable or unappealed within the time allowed for appeal, which has not been rendered unenforceable through disclaimer or otherwise, which has not been abandoned, or which has not been lost through an interference proceeding.


                              2.0 DATABASE ACCESS.

2.1      Access to the LifeSeq(R) Database.

         2.1.1 Access Grant. During the Access Term, Incyte hereby grants to ARIAD and its Affiliates, including the HMRI-ARIAD JV, non-exclusive access and the right to use the LifeSeq(R) Database and Database Information solely in accordance with the terms and conditions of this Agreement at the Installation Site. ARIAD Affiliates (other than the HMRI-ARIAD JV which shall be governed by the terms of the Letter Agreement) shall have all of the rights (with the corresponding obligations) of ARIAD hereunder as fully as if they were parties hereunder.

         2.1.2 Installation. At a date and time mutually acceptable, Incyte agrees to provide ARIAD with on-site access to the LifeSeq(R) Database at the Installation Site. Any additional implementation or support services provided by Incyte to ARIAD shall be in a manner consistent with and under terms consistent with those of comparable users of the LifeSeq(R) Database.

         2.1.3 Updated Releases and Updates. During the Access Term, Incyte shall provide the Installation Site with data updates of newly released DNA Sequence Information and Annotation Information typically available on a [*]basis, and updated releases of the LifeSeq(R) Database when available. Incyte shall provide the Installation Site with such updated releases and data updates using a written receipt and acknowledgment system and on electronic media as applicable. [*]Incyte may, at a future date provide access and updates to the LifeSeq(R) Database via on-line services via secure lines.

2.2      Database Access Plan.

         2.2.1 Database Access Committee. Within ten (10) days after the Effective Date, Incyte and ARIAD each shall designate their respective representatives on a joint ARIAD Database Access Committee, which shall meet prior to the Installation Date. This Database Access Committee shall be responsible for preparing the Database Access Plan, supervising the installation and use of the LifeSeq(R) Database at the Installation Site, including the implementation of and adherence to the Database Access Plan and the other security requirements of Section 2.3 below. Each party shall bear all out-of-pocket expenses of its own representatives on the Database Access Committee.



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         2.2.2 Database Access Plan. Within thirty (30) days after the Effective
         Date, the Database Access Committee shall prepare and provide Incyte and ARIAD with the Database Access Plan, subject to such modifications as are acceptable to Incyte and ARIAD. The Database Access Plan shall establish mechanisms to document access to the LifeSeq(R) Database and the Database Information, [*], and assure compliance with the grant of access under Section 2.1.1 above and the use limitations and security requirements of Section 2.3 below. Upon preparation of the Database Access Plan, with such modifications as are mutually acceptable to Incyte and ARIAD, the Database Access Plan shall be incorporated into this Agreement as if set forth in full herein.

2.3      Use Restrictions and Security Requirements

         2.3.1 Ownership. ARIAD hereby acknowledges that (a) Incyte has expended significant resources and efforts to develop the LifeSeq(R) Database and the Database Information, (b) the LifeSeq(R) Database represents a highly valuable and confidential asset, and is the principal product of Incyte, (c) Incyte is willing to grant ARIAD access to the LifeSeq(R) Database in reliance upon the assurance by ARIAD that it shall use all reasonable efforts (including not less than those efforts that ARIAD uses to protect its own confidential information of like character) to protect the LifeSeq(R) Database from unauthorized disclosure and use at each Installation Site, and (d) the LifeSeq(R) Database at all times during the term of this Agreement shall remain, the sole and exclusive property of Incyte.

         2.3.2 Designated CPU's at the Installation Site. The LifeSeq(R) Database, including the DNA Sequence Information, shall only be installed at the Installation Site on[*]. A second copy of the database(s) may reside[*]. A back-up computer or fileserver may be designated such that a copy of the database may be installed on this computer in the event that the primary computer fails. Under no circumstances will the LifeSeq(R) Database, including the DNA Sequence Information be installed on any designated CPU(s) which would allow unauthorized network access (e.g. third party access via the Internet). All other database access is prohibited, including access by facilities of ARIAD other than those designated as Installation Sites, including facilities of Affiliates, academic collaborators, licensees, or otherwise.[*]

         2.3.3  Permitted Use.

                  (a) During the Access Term, ARIAD shall have the right to use the LifeSeq(R) Database and Database Information solely for its own internal use by authorized personnel of ARIAD and the HMRI-ARIAD JV at the



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                  Installation Site in secure work facilities of the
                  Installation Site in accordance with the terms and conditions of this Agreement and the Database Access Plan. ARIAD shall have no access to or right to use the LifeSeq(R) Database except at the Installation Site under the terms and conditions of this Agreement.

                  (b) ARIAD shall not disclose the LifeSeq(R) Database, or any portion thereof, to any third party[*] . ARIAD shall not disclose or transfer Database Information, or any portion thereof, to any third party, except for [*]in accordance with the provisions of Section 2.3.4 and Article 5.0.

                  (c) ARIAD shall not transfer the LifeSeq(R) Database or the Database Information, or any portion thereof, from a designated CPU at the Installation Site, except for[*].

                  (d) Except as otherwise agreed by Incyte in writing, ARIAD shall not reproduce, adapt, prepare derivative works based upon, or distribute copies (by any means whatsoever whether now known or hereafter invented) of the LifeSeq(R) Database, including any substantial portion of the Database Information from any field of the database, for any purpose except as expressly permitted under this Agreement.

         2.3.4 Designated Gene Product(s). During the Access Term and pursuant to[*], ARIAD shall make [*]in accordance with the terms and conditions of this Agreement. ARIAD shall then have the right to, [*]subject to the appropriate terms and conditions of this Agreement, including
         Article 5.0. Any use of Database Information not in accordance with the above is expressly prohibited.

         2.3.5 Records. ARIAD shall maintain records of access to and use of the LifeSeq(R) Database and the Database Information, sufficient to enable ARIAD and Incyte to determine, and monitor compliance with, their respective rights and obligations under this Agreement (e.g. laboratory notebooks and such other records as are customary for documenting research and product development activities). No more than once a year unless as otherwise agreed, at the request and the expense of Incyte, upon at least ten (10) days' prior written notice, ARIAD shall permit an agent appointed by Incyte and acceptable to ARIAD to examine these records solely to the extent necessary to verify the fulfillment of ARIAD's obligations under this Agreement, provided that such agent has entered into a confidentiality agreement with ARIAD substantially similar to the confidentiality provisions of this Agreement limiting the use and disclosure of such information to purposes germane hereto.



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         2.3.6 Loss, Theft, Unauthorized Disclosure or Use. ARIAD promptly shall notify Incyte of any loss, theft or unauthorized disclosure or use of the LifeSeq(R) Database or the Database Information which comes to ARIAD's attention.

         2.3.7 Termination of the Access Term. Upon termination or expiration of the Access Term, ARIAD shall[*]. ARIAD agrees to perform with Incyte a mutually acceptable final accounting of those Designated Gene Product(s) which are subject to one or more of the licenses granted to ARIAD under Article 3.0 below.

2.4      Training.

         2.4.1 At a time mutually acceptable to Incyte and ARIAD, Incyte shall provide ARIAD and the HMRI-ARIAD JV with [*]days of training services with respect to the Installation Site, at Incyte's training facility in Palo Alto, California, regarding the use of the LifeSeq(R) Database. ARIAD and the HMRI-ARIAD JV may designate not more than [*]employees to attend each such training at Incyte, or such other number as mutually agreed. Each party shall bear all accrued and out-of-pocket expenses of its own employees in connection therewith.

         2.4.2 At times mutually acceptable to Incyte and ARIAD and the HMRI-ARIAD JV after the Installation Date at the Installation Site, Incyte shall provide ARIAD and the HMRI-ARIAD JV with [*]days of training services, at the Installation Site, regarding the use of the LifeSeq(R) Database. The number of employees to receive such training shall be in the reasonable discretion of ARIAD and the HMRI-ARIAD JV. Each party shall bear all accrued and out-of-pocket expenses of its own employees in connection therewith.

         2.4.3 Incyte shall provide ARIAD and the HMRI-ARIAD JV with such additional training services in such manner and on such terms and conditions as Incyte makes generally available to comparable subscribers to the LifeSeq(R) Database.

                         3.0 LICENSE AND OPTION GRANTS.

3.1 Non-Exclusive License under Incyte Technology -- Research. During the Access Term, Incyte hereby grants to ARIAD a perpetual, worldwide, non-exclusive license (with a right to sublicense as provided in Section 3.6) under the Incyte Technology to conduct research with respect to Designated Gene Product(s) and to discover, develop, make, have made, use and sell Drug Product(s) in the Research Field of Use; provided however, that with respect to the Research Field of Use such grant does not include the right to sell Gene Product(s).

3.2 Non-Exclusive License under Incyte Know-how -- Diagnostic, Therapeutic and Antisense. During the Access Term, Incyte hereby grants to ARIAD a perpetual,




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         worldwide, non-exclusive license (with a right to sublicense as provided in Section 3.6) under the Incyte Know-how with respect to Designated Gene Product(s) to discover, develop, make, have made, use and sell Diagnostic Product(s) in the Diagnostic Field of Use, and/or Antisense Product(s) in the Antisense Field of Use, and/or Therapeutic Protein Product(s) in the Therapeutic Field of Use.

3.3 Non-Exclusive License under Incyte Patent Rights in the Diagnostics Field of Use. During the Access Term and upon Incyte's receipt of written notice of election to license a Designated Gene Product under Incyte Patent Rights, Incyte thereby grants to ARIAD a perpetual worldwide non-exclusive license (with the right to sublicense as provided in Section 3.6), under Incyte Patent Rights directed to such Designated Gene Product to discover, develop, make, have made, use and sell Diagnostic Product(s) in the Diagnostics Field of Use.

3.4 Option to Exclusive License(s) under Incyte Patent Rights -- Therapeutic Field of Use and Antisense Field of Use.

         3.4.1  Therapeutic Field of Use.

                  a. Option Grant. With respect to each Designated Gene Product which ARIAD identifies pursuant to Section 3.4.1(b) below and pays the applicable option fee to Incyte pursuant to Section 3.4.1(c) below, and subject to the provisions of Section 3.5 below, Incyte hereby grants to ARIAD an exclusive option (the "Therapeutic Option"), during the applicable option period, to obtain a perpetual, worldwide, exclusive license under the Incyte Patent Rights directed to the Designated Gene Product to discover, develop, make, have made, use and sell Therapeutic Protein Product(s) in the Therapeutic Field of Use.[*]

                  b. Option Notice. Subject to the provisions of Section 3.5 below, prior to the expiration of the Access Term, ARIAD may identify each Designated Gene Product which shall be subject to the Therapeutic Option solely by giving Incyte express written notice specifying such Designated Gene Product.

                  c. Option Fee. With respect to each Designated Gene Product within the LifeSeq(R) Database, the option fee shall [*], and the option period shall be [*]from the date of notice specifying that such Designated Gene Product shall be subject to the Therapeutic Option.

                  d. License Exercise and Grant. Subject to the provisions of
         Section 3.5 below, ARIAD may exercise the Therapeutic Option with respect to any Designated Gene Product which is subject to a Therapeutic Option solely by giving Incyte express written notice of exercise, specifying such Designated Gene



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         Product to which the license shall apply, and by paying to Incyte a license fee of [*]prior to the expiration of the applicable option period. Upon Incyte's timely receipt of written notice of ARIAD's exercise and payment of the applicable license fee with respect to such Designated Gene Product, and subject to the provisions of Section 3.5 below, Incyte grants to ARIAD a perpetual, worldwide exclusive license (with a right to sublicense as provided in Section 3.6) under the Incyte Patent Rights directed to such Designated Gene Product to discover, develop, make, have made, use and sell Therapeutic Protein Product(s) in the Therapeutic Field of Use.

3.4.2  Antisense Field of Use.

                  a. Option Grant. With respect to each Designated Gene Product which ARIAD identifies pursuant to Section 3.4.2(b) below and pays the applicable option fee to Incyte pursuant to Section 3.4.2(c) below and subject to the provisions of Section 3.5 below, Incyte hereby grants to ARIAD Antisense Product(s) in the Antisense Field of Use.[*]

                  b. Option Notice. Subject to the provisions of Section 3.5 below, prior to the expiration of the Access Term, ARIAD may identify each Designated Gene Product which shall be subject to the Antisense Option solely by giving Incyte express written notice specifying such Designated Gene Product.

                  c. Option Fee. With respect to each Designated Gene Product within the LifeSeq(R) Database Product(s), the option fee shall be [*]and the option period shall be [*] from the date of notice specifying that such Designated Gene Product shall be subject to the Antisense Option.

                  d. License Exercise and Grant. Subject to the provisions of
         Section 3.5 below, ARIAD may exercise the Antisense Option with respect to any Designated Gene Product which is subject to a Antisense Option solely by giving Incyte express written notice of exercise, specifying such Designated Gene Product to which the license shall apply, and by paying to Incyte a license fee of [*]prior to the expiration of the applicable option period. Upon Incyte's timely receipt of written notice of ARIAD's exercise and payment of the applicable license fee with respect to such Designated Gene Product, and subject to the provisions of Section 4.5 below, Incyte grants to ARIAD a perpetual, worldwide exclusive license (with a right to sublicense as provided in Section 3.6) under the Incyte Patent Rights directed to such Designated Gene Product to discover, develop, make, have made, use and sell Antisense Product(s) in the Antisense Field of Use.

3.4.3    Development Obligations.

         (a) Due Diligence. [*]ARIAD agrees to use due diligence to pursue the development, governmental approval and commercial exploitation of Product(s) pursuant to an exclusive license with respect to any Designated Gene Product. ARIAD's obligation to use due diligence shall [*]

         (b) Reversion. [*]if ARIAD and the HMRI-ARIAD JV fail, abandon or suspend the development or commercialization of Product(s), [*], then Incyte shall have the right, in its sole discretion upon written notice to ARIAD, to terminate such exclusive license with respect to such Designated Gene Product. In the event of such termination, ARIAD shall grant Incyte a perpetual worldwide, exclusive license to all ARIAD know-how and interest in such Designated Gene Product(s) and corresponding ARIAD patent rights[*].

3.5      Limitations on Patent Licenses.

         3.5.1  Reservation of Rights.

         (a) Incyte reserves the right under the Incyte Technology to[*]. For any Designated Gene Product which is the subject of an exclusive option or exclusive license in the Therapeutic Field of Use or Antisense Field of Use under Section 3.4, Incyte shall use commercially reasonable efforts to [*] regarding such, exclusive option or exclusive license, without specifying the identity of the licensee.

         (b) Incyte reserves the right under the Incyte Technology (i) to satisfy its obligations under this Agreement, (ii) to discover, develop, make, have made, use and sell Gene Products and Products in all fields of use outside the scope of an exclusive patent option or an exclusive patent license granted to ARIAD under Section 3.4 above, and
         (iii) to grant licenses to third parties to discover, develop, make and use and sell Gene Products and Products in all fields of use outside the scope of an exclusive patent option or an exclusive patent license granted to ARIAD under Section 3.4 above.

         (c) With respect to any such cDNA Clone corresponding to a Designated Gene Product under exclusive license to ARIAD under[*], Incyte reserves the right under the Incyte Technology at any time to[*].

         3.5.2 Third Party Obligations. If any Gene Product is subject to the grant of an unexpired exclusive option, or an exclusive license, to any third party in the Therapeutic Field of Use or Antisense Field of Use [*]at the time Incyte receives written notice from ARIAD of ARIAD's desire to obtain an exclusive option or exclusive license with respect to such Gene Product, Incyte promptly shall advise

         ARIAD of such prior option or license (without specifying the identity of such other party), and ARIAD shall have no right to obtain an exclusive option or license with respect to such Gene Product in the Therapeutic Field of Use or Antisense Field of Use, as applicable, during the term of the option or license to such other party. For each Gene Product in the LifeSeq(R) Database Product(s) which is the subject of an exclusive option or exclusive license granted to any party, Incyte shall use commercially reasonable efforts to annotate such Gene Product accordingly.

         3.5.3 Incyte's Rights to Unlicensed Full Length Inserts, Full Length Contigs or Full Length Clones. Notwithstanding anything to the contrary, with respect to a Full Length Insert, Full Length Contig or Full Length Clone for which Incyte has obtained [*]subscribers have the right to acquire exclusive licenses to such Full Length Insert(s), Full Length Contigs or Full Length Clones under provisions as under Section
         3.4 herein; provided however, [*], Incyte may elect to retain exclusive rights under Incyte Patent Rights to any such Full Length Insert, Full Length Contig or Full Length Clone which is not subject to an option or license, for commercial development at its discretion.

3.6 Sublicensing. The Parties agree that brokerage of Incyte Technology is not intended by ARIAD nor in Incyte's best interests. Therefore:

                  a. On an individual Gene Product-by-Gene Product basis, ARIAD may sublicense to any third party the rights to Designated Gene Product(s) and the Incyte Technology relating thereto in order to make, have made, use, and sell Drug Products, Diagnostic Products, Antisense Products, and Therapeutic Protein Product(s) granted under this Article 3.0; provided, however, that without the prior written consent of Incyte, no sublicense of Incyte Technology will be granted to any third party other than[*]; and further provided that each sublicense has a grant which is consistent with the terms herein and ARIAD shall be responsible for payments and royalties under such sublicenses due to Incyte under Article 4.0 as if such were made by ARIAD directly and pursuant to the terms and conditions of this Agreement.

                  b. No grant of right to sublicense rights to Designated Gene Product(s) and the Incyte Technology relating thereto in order to discover, research and develop Drug Products, Diagnostic Products, Antisense Products and Therapeutic Protein Products is provided by Incyte to ARIAD herein.

                  c. ARIAD shall obtain the written commitment of any sublicensee to abide by all applicable terms and conditions of this Agreement. Promptly upon execution of any permitted sublicense, ARIAD shall provide notice thereof to Incyte and reasonable satisfactory evidence that such sublicense is in compliance with this Section 3.6.

3.7 No Implied Licenses. No implied right or license is granted to ARIAD to utilize the Incyte Technology in a manner not expressly included within the scope of the licenses granted pursuant to this Agreement. Other than as expressly granted herein, no licenses either by estoppel, implication or otherwise are granted herein.

3.8 Supply of cDNA Clones. During the Access Term, Incyte hereby agrees to provide to ARIAD, at ARIAD's option and pursuant to its written request from time to time, one or more isolated cDNAs, corresponding to a given Consensus DNA Sequence in the Database Information and the subject of license(s) granted hereunder this Article 3, at the following rates:

                  [*]

         ARIAD agrees to submit payments within thirty (30) days from receipt of invoice from Incyte in reasonably detailed form regarding such clone supply.

         ARIAD agrees that such cDNA Clone(s) are provided to ARIAD on a non-exclusive basis and the subject of license(s) granted under Article
         3. No rights under Incyte Patent Rights are granted under this Section 3.8.

                      4.0 SCHEDULE OF PAYMENTS; ROYALTIES.

4.1      Access Fee(s).

         4.1.1 The Access Fees for the LifeSeq(R) Database subscription will be payable by ARIAD on the following schedule:

                  [*]

4.2 Non-Exclusive License(s) under Incyte Know-how; Milestone Payments and Royalties. Contingent on the following events, and subject to Sections
         4.6 and 4.7, the following payments and royalties shall be paid by ARIAD to Incyte for Drug Product(s), Antisense Product(s) and Therapeutic Protein Product(s) in the respective fields of use, with respect to Designated Gene Product(s) under Non-Exclusive License as granted under Sections 3.1 and 3.2:

                  (a) IND Filing: [*]the filing of the first Investigational New Drug application ("IND") with the United States Food and Drug

                  Administration ("FDA") or foreign equivalent with respect to each given Product.

                  (b) Phase III Clinical Trials: [*]the first initiation of Phase III Clinical Trials with respect to each given Product.

                  (c) Regulatory Approval: [*]the first Regulatory Approval of the marketing of each given Product.

                  [*]

                  (e) Royalties on Net Sales: A royalty will be paid equal to[*]

4.3 Non-Exclusive License under Incyte Know-how and Incyte Patent Rights in the Diagnostic Field of Use; Milestone Payments and Royalties. Contingent on the following events, and subject to Sections 4.6 and 4.7, the following payments and royalties shall be paid by ARIAD to Incyte for Diagnostic Product(s) in the Diagnostic Field of Use with respect to Designated Gene Product(s) under Non-Exclusive License granted under Sections 3.1 and 3.2, and Section 3.3 as applicable:

                  (a) Regulatory Approval: [*]the first Regulatory Approval of the marketing of each Diagnostic Product.

                  [*]

                  (c) Royalties on Net Sales: A royalty will be paid equal[*]

4.4 Exclusive Therapeutic License under Incyte Patent Rights; Milestone Payments and Royalties. Contingent on the following events, and subject to Sections 4.6 and 4.7, the following payments and royalties shall be paid by ARIAD to Incyte for Therapeutic Protein Product(s) in the Therapeutic Field of Use with respect to Designated Gene Product(s) under exclusive license under Incyte Patent Rights granted by Incyte under Section 3.4.1(d):

                  (a) IND Filing: [*]the first Investigational New Drug application ("IND") with the United States Food and Drug Administration ("FDA") or foreign equivalent with respect to each Therapeutic Protein Product .

                  (b) Phase III Clinical Trials: [*]the first initiation of Phase III Clinical Trials with respect to each Therapeutic Protein Product.

                  (c) Regulatory Approval: [*]the first Regulatory Approval of the marketing of each Therapeutic Protein Product.

                  [*]

                  (e) Royalties on Net Sales: A royalty will be paid equal to:

                           [*]

4.5 Exclusive Antisense License under Incyte Patent Rights; Milestone Payments and Royalties. Contingent on the following events, and subject to Sections 4.6 and 4.7, the following payments and royalties shall be paid by ARIAD to Incyte for Antisense Product(s) in the Antisense Field of Use with respect to Designated Gene Product(s) under exclusive license under Incyte Patent Rights granted by Incyte under Section 3.4.2(d):

                  (a) IND Filing: [*]after the filing of the first Investigative New Drug application ("IND") the United States Food and Drug Administration ("FDA") or foreign equivalent with respect to each Antisense Product.

                  (b) Phase III Clinical Trials: [*]the first initiation of Phase III Clinical Trials with respect to each Antisense Product.

                  (c) Regulatory Approval: [*]the first Regulatory Approval of the marketing of each Antisense Product.

                  [*]

                  (e) Royalties on Net Sales: A royalty will be paid equal to:

                           [*]

4.6 4.6.1 Payment Obligation. The foregoing payments under Sections 4.2 through 4.5 will accrue or become due or payable with respect to Gene Product(s), Drug Product(s), Antisense Product(s), Therapeutic Protein Product(s), and/or Diagnostic Product(s) which are:

                  [*]

4.7 Duration of Payment Obligation. Royalty obligations with respect to each Product under any portion of this Article 4.0 shall[*]

4.8 Mode of Payment. For purposes of determining when a sale of a royalty-bearing Product occurs, the sale shall be deemed to occur on the date of the invoice to the purchaser of the Product. All royalty payments shall be made within ninety (90) days of the end of each calendar quarter in which the sale was made. Any royalty payment that is not paid on or before the date such payment is due under this Agreement shall bear interest, to the extent permitted by applicable law, at two percentage points over the prime rate of interest as reported by Bank of America NT&SA in San Francisco, California, from time to time, calculated on the number of days such payment is delinquent. Payments shall be calculated in the currency in which sales took place and then converted to United States Dollars at the rate of exchange of the currency of the country in which the Net Sales were made as reported by the Wall Street Journal as of the close of the last business day of the calendar quarter for which such payment is due.

4.9 Records Retention. ARIAD agrees to keep for at least three (3) years records of all sales of Products in sufficient detail to permit Incyte to confirm the accuracy of ARIAD's royalty calculations. Not more than once a year, at the request and the expense of Incyte during normal business hours, upon at least five (5) days' prior written notice, ARIAD shall permit a nationally recognized, independent, certified public accountant appointed by Incyte and acceptable to ARIAD, to examine these records solely to the extent necessary to verify such calculations, provided that such accountant has entered into a confidentiality agreement with ARIAD substantially similar to the confidentiality provisions of this agreement, limiting the use and disclosure of such information to purposes germane hereto. Results of any such examination shall be made available to both Parties. If such examination reveals an underpayment of royalties by five percent (5%) or more, ARIAD shall pay all costs of such examination. In the event such accountant concludes that additional royalties were owed, the additional royalties shall be paid within thirty (30) days of the date Incyte delivers to ARIAD such accountant's written report so concluding. This section shall survive the cessation of payment obligations under Section 4.6 for a period of six (6) years.

4.10 Miscellaneous Payments. Unless otherwise provided in this Agreement, neither Party shall provide services or information to the other on a chargeable basis without the prior written agreement of such other Party, both as to such services or information and as to the charges and payment schedules therefor.

4.11 Shipping. ARIAD shall pay, for its own account, any shipping, freight, mailing expenses and the like arising out of this Agreement and the transactions contemplated herein.

4.12 Payments and Taxes. Unless otherwise provided in this Agreement, ARIAD agrees to submit payments[*]

                      5.0 CONFIDENTIALITY AND PUBLICATION.

5.1 Confidentiality. The Parties acknowledge that during the course of this Agreement they will each receive from the other information which is proprietary, confidential and of commercial value to the disclosing Party. For purposes of this Agreement, "Confidential Information" shall mean technical and business information belonging to the disclosing Party, including, where appropriate and without limitation, any information, business, financial and scientific data, Database Information, Gene Product(s), patent disclosures, patent applications, structures, models, techniques, processes and, compositions, compounds, biological samples, apparatus, and the like, and bioinformatics methods, hardware configurations and software in various stages of development or any software product (source code, object code or otherwise), including its audiovisual components (menus, screens, structure and organization) and any human or machine readable form of the program, and any writing or medium in which the program or information therein is stored, written or described, including, without limitation, diagrams, flow charts, designs, drawings, specifications, models, data, bug reports, and the like. Except to the extent expressly authorized by this Agreement, [*]the Parties agree that, for the Access Term and for ten (10) years thereafter, the receiving Party shall keep confidential and shall not publish or otherwise disclose and shall not use for any purpose (except those expressly permitted under this Agreement) any Confidential Information furnished to it by the other Party pursuant to this Agreement, and regardless of the medium on which it is provided, including know-how, except to the extent that it can be established by the receiving Party by competent proof that such information:

                  (a) was already known to the receiving Party, other than under an obligation of confidentiality, at the time of disclosure by the other Party;

                  (b) was generally known to the public or otherwise part of the public domain at the time of its disclosure to the receiving Party;

                  (c) became generally available to the public or otherwise part of the public domain after its disclosure other than through any act or omission of the receiving Party in breach of this Agreement;

                  (d) was subsequently lawfully disclosed to the receiving Party by a third party, provided it was not obtained by such third party directly or indirectly from the other Party;

                  (e) was independently discovered or developed by the receiving Party without the use of the other Party's Confidential Information, as can be documented by written records created at the time of such independent discovery or development.

         Each Party may disclose the other's information to the extent such disclosure is reasonably necessary in (i) prosecuting patent applications and maintaining patents, or (ii) prosecuting or defending litigation or (iii) complying with applicable governmental regulations provided, however, that if a Party is required to make any disclosure of the other Party's secret or confidential information it will give reasonable advance notice to the other Party of such disclosure requirement and will use its reasonable efforts to secure confidential treatment of such information required to be disclosed.

5.2 Disclosure; Third Party Access. ARIAD agrees that the LifeSeq(R) Database provided hereunder will be for internal use by ARIAD and its Affiliates, including the HMRI-ARIAD JV, only and subject to all the terms and provisions of Article 5.0 of this Agreement. Except as provided for in Sections 2.3.4 and 3.6 above, Confidential Information of Incyte will not be published or disclosed in any form without the written authorization of Incyte.

                  (a) ARIAD and its sublicensees may publish scientific results of their work within the scope of the licenses granted under this Agreement, provided, however, that:

                           (i) any such publication by ARIAD or its sublicensees that would disclose Confidential Information of Incyte shall require the prior consent of Incyte, provided that such disclosure is on an individual Gene Product-by-Gene Product-basis and ARIAD has taken necessary steps to provide for diligent review by Incyte for removal of, or approval to disclose, Incyte Confidential Information; and

                           (ii)  [*]

                           (iii) any such publications will include recognition of the contributions of Incyte according to standard practice for assigning scientific credit, either through authorship or acknowledgment as may be appropriate.

                  (b) Incyte recognizes that ARIAD, in the normal course of business, utilizes consultants and third party collaborators who are bound by a contractual obligation to ARIAD, including an obligation of confidentiality to ARIAD. ARIAD may disclose Confidential Information of Incyte, solely on an individual Gene Product-by-Gene Product-basis, to such consultants and third party collaborators in the context of the disclosure of ARIAD's own scientific results or the conduct of its work within the scope of the licenses granted herein, provided, however, subject to the Letter Agreement, that:

                           (i) any such disclosure by ARIAD that would disclose Confidential Information of Incyte shall require the prior written consent of Incyte, which consent will not be unreasonably withheld or delayed, and further provided that ARIAD has obtained a written agreement regarding obligations of confidentiality and appropriate use restrictions comparable to and consistent with those set forth herein and provided that such third party shall not further disclose Confidential Information, and provided that such written agreement is subject to review and written approval of Incyte prior to any disclosure of Confidential Information of Incyte; and

                           (ii) any such disclosure of Confidential Information which includes the transfer of DNA Sequence Information or biological materials shall be subject to a written materials transfer agreement which protects the intellectual property rights of Incyte and ARIAD as set forth herein, such agreement to include customary provisions regarding scope of work, publication, protection of proprietary subject matter and ownership of inventions, and provided that such written agreement is subject to review and written approval of Incyte prior to any transfer of DNA Sequence Information or biological materials of Incyte; and

                           (iii) [*]

                           (iv) ARIAD has obtained a written obligation from such third party regarding Incyte's right to review publications as under the provisions of Section 5.2(a) herein.

                  [*]

5.3      Notwithstanding anything to the contrary set forth herein, this Article
         5.0 shall not be construed to allow ARIAD, Affiliates, sublicensees, collaborators or consultants to publish or disclose the LifeSeq(R) Database, including any Consensus cDNA Sequence(s) or substantial portions of Annotation Information, or any Incyte software or hardware configurations, at any time without the express written consent of Incyte.

                           6.0 INTELLECTUAL PROPERTY.

6.1 Incyte Rights. With the exception of intellectual property rights granted to ARIAD under the non-exclusive or exclusive license(s) granted under this Agreement, Incyte retains all rights to the Incyte Technology and to all cDNA sequences, partial cDNAs, and their corresponding full length cDNAs, Consensus DNA Sequence, gene products, proteins encoded thereby and Incyte applications thereof and Incyte information relating thereto, including, but not limited to Database Information and the LifeSeq(R) Database.

         ARIAD Rights. Except as otherwise provided herein, ARIAD, or its Affiliates, licensees, or sublicensees, as applicable, shall respectively retain all intellectual property rights and title in and to any Gene Product(s), Product(s), and inventions relating thereto, discovered or developed by or for ARIAD, or its Affiliates, licensees, or sublicensees, as applicable; provided, however, that with respect to Full Length Inserts or Full Length Contigs provided to ARIAD under the provisions of Section 3.8, Incyte retains the sole right to file the first patent application(s) with claims directed to composition of matter covering such Full Length Inserts or Full Length Contigs, and that Incyte shall be the sole owner of such patent application(s).

6.2 Patent Prosecution. Except as provided herein, the filing, prosecution, maintenance and enforcement of patent(s), copyrights, and other proprietary rights regarding the Incyte Technology shall be the responsibility and expense of, and at the discretion of Incyte.

6.3 Cooperation. The Parties undertake that they shall do all things which are reasonably necessary or desirable to establish, maintain and assert any rights or interest of the Parties in respective patent rights, including the execution of all documents necessary or desirable so that title or other rights can be established and maintained and so that any patent filings permitted hereunder can be made, prosecuted and maintained. Such actions shall include cooperative efforts as reasonable to obtain the broadest possible protection for Gene Product(s) in all jurisdictions, to the mutual benefit of both parties, taking into account the nature of the invention(s) and the state of the law in the respective jurisdictions. Such actions may include discretionary provision by ARIAD to Incyte of full length genes corresponding to a Designated Gene Product from partial cDNA Clone(s) provided by Incyte under Section 3.8.

         With respect to a Gene Product under Non-Exclusive Patent License in the Diagnostics Field of Use, and for the duration of such license, patent costs,[*]

         Upon entering into an exclusive license to a Designated Gene Product and for the duration of such license, patent costs[*].

6.4      ARIAD Patent Rights.[*]

6.5 Third Party Patents. Subject to the warranties made hereunder as to each Party's knowledge of any third party rights that may be infringed by the uses of the Database Information as contemplated herein, the Parties acknowledge that, in order to discover, develop, and/or commercialize one or more Gene Products, they may require licenses under third party patent rights or such other rights, including for example a Sybase or Oracle license), and it is hereby agreed that it shall be each Party's responsibility to satisfy itself as to the need for such licenses and, if necessary, to obtain such licenses.

                             7.0 TERM; TERMINATION.

7.1 Term: Termination at Full Term. This Agreement shall commence as of the Effective Date and shall terminate as provided herein.

7.2 Access Term. The Access Term shall extend [*]unless terminated earlier as provided under Sections 7.3, 7.4 or 7.5, or extended under Section 4.1.2.

7.3 Breach. Failure by either Party to comply with any of the material obligations contained in this Agreement shall entitle the other Party to give to the Party in default written notice specifying the nature of the default and requiring it to make good such default. If such default is not cured within ninety (90) days after the receipt of such notice, the notifying Party shall be entitled, without prejudice to any of its other rights conferred on it by this Agreement, in addition to any other remedies available to it by law or in equity, immediately to terminate this Agreement by giving written notice to the other Party. The right of a Party to terminate this Agreement, as hereinafter provided, shall not be affected in any way by its waiver or failure to take action with respect to any previous default.

7.4 Insolvency or Bankruptcy. Either Party may, in addition to any other remedies available to it by law or in equity, terminate this Agreement, in whole or in part as the terminating Party may determine, by written notice to the other Party in the event the other Party shall have become insolvent or bankrupt, or shall have made an assignment for the benefit of its creditors, or there shall have been appointed a trustee or receiver of the other Party or for all or a substantial part of its property, or any case or proceeding shall have been commenced or other action taken by or against the other Party in bankruptcy or seeking reorganization, liquidation, dissolution, winding-up, arrangement, composition or readjustment of its debts or any other relief under any bankruptcy, insolvency, reorganization or other similar act or law of any jurisdiction now or hereafter in effect.

[*]

7.6 Accrued Rights Surviving Obligations. Termination, relinquishment or expiration of this Agreement for any reason shall be without prejudice to any rights which shall have accrued to the benefit of either Party prior to such termination, or expiration. Upon any termination, relinquishment or expiration of this Agreement, the following provisions will not terminate, but will continue in full force and effect: Sections 2 (database access) to the extent relating to Designated Gene Products, 5 (confidentiality), 6 (intellectual property), 8 (representations/warranties), 9 (indemnity), 10 (miscellaneous) and [*]and any licenses granted or options entered, and any payment obligations thereunder pursuant to ARIAD's rights under Sections 3 and 4, as of the termination, relinquishment or expiration of this Agreement.


                 8.0 REPRESENTATIONS AND WARRANTIES; COVENANTS.

8.1 Representations and Warranties. Each Party represents and warrants to the other Party that:

                  (a) it has the corporate power and authority and the legal right to enter into this Agreement and to perform its obligations hereunder;

                  (b) the execution and delivery of this Agreement and the performance of the transactions contemplated hereby have been duly authorized by all necessary corporate action of such Party;

                  (c) the execution and delivery of this Agreement and the performance by such Party of any of its obligations under this Agreement do not and will not (i) conflict with, or constitute a breach or violation of, any other contractual obligation to which it is a party, any judgment of any court or governmental body applicable to such Party or its properties or, to such Party's knowledge, any statute, decree, order, rule or regulation of any court or governmental agency or body applicable to such Party or its properties, and (ii) with respect to the execution and delivery of this Agreement, require any consent or approval of any governmental authority or other person;

                  (d) with respect to Incyte, there are no material adverse proceedings, claims or actions pending, or to the best of Incyte's knowledge, threatened, relating to the Incyte Technology as of the Effective Date of this Agreement which would materially interfere with Incyte's performance of its obligations under this Agreement. Further, Incyte shall to the best of its knowledge without undertaking a special investigation, disclose to ARIAD any material adverse proceedings, claims or action that arise, relating to Incyte Technology during the Access Term, which would materially interfere with Incyte's performance of its obligations under this Agreement.

8.2 Compliance with Law. ARIAD and Incyte each represent and warrant that it shall comply with all applicable laws, regulations and guidelines in connection with that Party's performance of its obligations and rights pursuant to this Agreement. Without limiting the generality of the foregoing, each Party shall be responsible for compliance with all applicable product safety, product testing, product labeling, package marking, and product advertising laws and regulations with respect to its own activities and products. Further, ARIAD and Incyte shall each comply with the regulations of the United States and any other relevant nation concerning any export or other transfer of technology, services, or products.

8.3      Disclaimers.

         (a) NOTHING IN THIS AGREEMENT SHALL BE CONSTRUED AS A REPRESENTATION MADE OR WARRANTY GIVEN BY INCYTE THAT ANY PATENT WILL ISSUE BASED UPON ANY PENDING PATENT APPLICATION WITHIN THE INCYTE PATENT RIGHTS, THAT ANY PATENT WITHIN THE INCYTE PATENT RIGHTS THAT HAS ISSUED OR ISSUES WILL BE VALID, OR THAT THE USE OF ANY LICENSE GRANTED HEREUNDER OR THAT THE USE OF ANY INCYTE PATENT RIGHTS WILL NOT INFRINGE THE PATENT OR PROPRIETARY RIGHTS OF ANY OTHER PERSON. INCYTE MAKES NO REPRESENTATIONS OR WARRANTIES WITH RESPECT TO ARIAD's USE OF THE INFORMATION TO BE PROVIDED TO IT HEREUNDER. EXCEPT AS EXPLICITLY STATED HEREIN, ALL WARRANTIES, EXPRESS OR IMPLIED, INCLUDING WARRANTIES OF MERCHANTABILITY, NOVELTY OR FITNESS OF GENE PRODUCTS OR DATABASE INFORMATION FOR ANY PARTICULAR PURPOSE, ARE EXCLUDED. INCYTE MAKES NO WARRANTY THAT THE DATABASE INFORMATION DOES NOT CONTAIN ERRORS.

         (b) EXCEPT AS EXPLICITLY STATED HEREIN NEITHER PARTY WILL BE LIABLE FOR CONSEQUENTIAL OR INCIDENTAL DAMAGES OF ANY NATURE ARISING FROM SUCH PARTY'S ACTIVITIES UNDER THIS AGREEMENT; PROVIDED, HOWEVER, THAT THIS LIMITATION SHALL

         NOT LIMIT THE INDEMNIFICATION OBLIGATION OF SUCH PARTY UNDER SECTION
         9.2 BELOW FOR CONSEQUENTIAL OR INCIDENTAL DAMAGES RECOVERED BY A THIRD PARTY.

         (c)  Notwithstanding the provisions of this Agreement:

                  (i) Incyte retains the right to undertake research and development programs or establish collaborations with third parties in any research area, [*], provided, however that Incyte remains subject to its license and confidentiality obligations to ARIAD as set forth in Sections 3 and 5;

                  (ii) ARIAD recognizes that the LifeSeq(R) Database and Gene Products provided pursuant to this Agreement may be, or may become, subject to prior license grants to third parties.

                                 9.0 INDEMNITY.

9.1 Direct Indemnity. Each Party shall indemnify and hold the other Party harmless, and hereby forever releases and discharges the other Party, from and against all losses, liabilities, damages and expenses (including attorney's fees and costs) arising out of a breach of the indemnifying Party's warranties or out of the negligence, recklessness or intentional misconduct of the indemnifying Party or its affiliates in connection with activities under this Agreement except to the extent such losses, liabilities, damages and expenses (including attorney's fees and costs) resulted from the recklessness or intentional misconduct of the other Party.

         ARIAD acknowledges and agrees that with respect to the nature of Incyte's Technology, there can be no adequate remedy at law for any breach of ARIAD's obligations under the security provisions of this Agreement, that any such breach may result in irreparable harm to Incyte, and therefore, that upon any such breach, Incyte shall be entitled to seek appropriate equitable relief in addition to whatever remedies it might have at law, including injunctive relief, specific performance or such other relief as Incyte may request to enjoin or otherwise restrain any act prohibited hereby, as well as the recovery of all costs and expenses, including attorney's fees incurred. Incyte shall be entitled to indemnification by ARIAD from any losses, liabilities, damages and expenses (including attorney's fees and costs), in connection with such unauthorized use or release of Confidential Information of Incyte.

9.2 Other Indemnity. Except as otherwise provided below, each Party agrees to indemnify and hold the other Party and its affiliates harmless from and against any losses, liabilities, damages and expenses (including attorney's fees and costs)
         suffered or incurred, and claims made, in connection with third party claims, demands, actions or other proceedings for personal injuries or any Product(s) recall to the extent caused by: (a) any and all uses or other disposition of Gene Product(s) or Product(s) by the indemnifying Party or its affiliates, licensees, or sublicensees (other than the other Party), (b) any failure to test for or provide adequate warnings of adverse side effects to the extent such failure arises out of acts or omissions in connection with a Party's or its affiliates', licensees', or sublicensees' (other than the other Party), preclinical or clinical testing or marketing of Gene Product(s) or Product(s) contemplated hereunder, (c) any manufacturing defect in any product or other material manufactured by a Party or its affiliates, licensees, or sublicensees (other than the other Party), or (d) any other act or omission of a Party or its affiliates, licensees, or sublicensees (other than the other Party), in connection with the activities contemplated under this Agreement, except to the extent such losses, liabilities, damages and expenses (including attorney's fees and costs) resulted from, recklessness or intentional misconduct of the other Party.

9.3 Procedure. A Party (the "Indemnitee") that intends to claim indemnification under this Section 9 shall promptly notify the other Party (the "Indemnitor") of any loss, liability, damage, expense, claim, demand, action or other proceeding in respect of which the Indemnitee or any of its affiliates intend to claim such indemnification, and the Indemnitor shall have the right to participate in, and, to the extent the Indemnitor so desires, jointly with any other Indemnitor similarly noticed, to assume the defense thereof with counsel selected by the Indemnitor and reasonably satisfactory to the Indemnitee; provided, however, that an Indemnitee shall have the right to retain its own counsel, with the fees and expenses to be paid by the Indemnitee, if representation of such Indemnitee by the counsel retained by the Indemnitor would be inappropriate due to actual or potential differing interests between such Indemnitee and any other party represented by such counsel in such proceedings. The indemnity agreement in this Section 9 shall not apply to amounts paid in settlement of any loss, liability, damage, expense, claim, demand, action or other proceeding if such settlement is effected without the consent of the Indemnitor, which consent shall not be withheld unreasonably. The failure to deliver notice to the Indemnitor within a reasonable time after the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such Indemnitor of any liability to the Indemnitee under this Section 9, but the omission so to deliver notice to the Indemnitor will not relieve it of any liability that it may have to any Indemnitee otherwise than under this Section 9. The Indemnitor may not settle the action or otherwise consent to an adverse judgment in action or other proceeding that materially diminishes the rights or interests of the Indemnitee without the express written consent of the Indemnitee. The Indemnitee under this Section 9 and its employees and agents, shall cooperate fully with the Indemnitor and its legal representatives in the investigation of any action, claim or liability covered by this indemnification.

                         10.0 MISCELLANEOUS PROVISIONS.

10.1 No Partnership. Nothing in this Agreement is intended or shall be deemed to constitute a partnership, agency, distributorship, employer-employee or joint venture relationship between the Parties. No Party shall incur any debts or make any commitments for the other, except to the extent, if at all, specifically provided herein.

10.2 Assignments. Neither Party shall assign any of its rights or obligations hereunder except: (i) as incident to the merger, consolidation, reorganization or acquisition of stock or assets or similar transaction affecting all or substantially all of the assets or voting control of the assigning Party; (ii) to any directly or indirectly wholly-owned subsidiary if the assigning Party remains liable and responsible for the performance and observance of all of the subsidiary's duties and obligations hereunder; (iii) with respect to Incyte as the assignor, as incident to the acquisition or transfer of the assets affecting all or substantially all of the assets of the business of Incyte relating to a given field of use, provided that Incyte or such third party continues to fulfill its obligations to ARIAD hereunder; or (iv) with the consent of the other Party, which consent shall not be withheld unreasonably. This Agreement shall be binding, upon the successors and permitted assigns of the Parties and the name of a Party appearing herein shall be deemed to include the names of such Party's successor's and permitted assigns to the extent necessary to carry out the intent of this Agreement. Any assignment not in accordance with the above shall be void and any assignment by ARIAD hereunder shall be subject to ARIAD's obligations under Section 4.12, Payments and Taxes.

         Notwithstanding the foregoing, in no event shall ARIAD's database access rights be assignable to a successor or permitted assign.

10.3 Further Actions. Each Party agrees to execute, acknowledge and deliver such further instruments, and to do all such other acts, as may be necessary or appropriate in order to carry out the purposes and intent of this Agreement.

10.4 No Trademark Rights. Except as otherwise provided herein, no right, express or implied, is granted by this Agreement to use in any manner the names "Incyte" or "ARIAD", or any other trade name or trademark of Incyte or ARIAD or their Affiliates in connection with the performance of this Agreement.

10.5 Public Announcements. Except as may otherwise be required by law or regulation, neither Party shall make any public announcement concerning this Agreement or the subject matter hereof without first submitting a copy of the proposed announcement to the other Party for review. The other Party shall have seven (7) business days or such other time as mutually agreed to consent to the publication of such announcement, such consent not to be unreasonably withheld.

10.6 Entire Agreement of the Parties; Amendments. This Agreement, together with the Letter Agreement constitutes and contains the entire understanding and agreement of the Parties and cancels and supersedes any and all prior negotiations, correspondence, representations, understandings and agreements, whether verbal or written, between the Parties respecting the subject matter hereof. No waiver, modification or amendment of any provision of this Agreement shall be valid or effective unless made in writing and signed by a duly authorized officer of each of the Parties.

10.7 Severability. In the event any one or more of the provisions of this Agreement should for any reason be held by any court or authority having jurisdiction over this Agreement or either of the Parties to be invalid, illegal or unenforceable, such provision or provisions shall be validly reformed to as nearly as possible approximate the intent of the Parties and, if unreformable, shall be divisible and deleted in such jurisdiction; elsewhere, this Agreement shall not be affected so long as the Parties are still able to realize the principal benefits bargained for in this Agreement.

10.8 Captions. The captions to this Agreement are for convenience only, and are to be of no force or effect in construing or interpreting any of the provisions of this Agreement.

10.9 Applicable Law. This Agreement shall be governed by and interpreted in accordance with the laws of the State of Delaware, without reference to the conflicts of law principles thereof.

10.10 Notices and Deliveries. Any notice, requests, delivery, approval or consent required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been sufficiently given if delivered in person, transmitted by commercial overnight courier, or transmitted by telex telegram or telecopy to the Party to whom it is directed at its address shown below or such other address as such Party shall have last given by notice to the other Party. All notices shall be effective upon receipt.

                  If to Incyte, addressed to:

                           Incyte Pharmaceuticals, Inc.
                           3174 Porter Drive
                           Palo Alto, CA  94304
                           Attn: Roy Whitfield, Chief Executive Officer

                  If to ARIAD, addressed to:
                           ARIAD Pharmaceuticals, Inc.
                           26 Landsdowne Street
                           Cambridge, MA 02139-4234
                           Attn:  Harvey J. Berger, Chairman and
                           Chief Executive Officer

10.11 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

10.12 Attorney's Fees. In any litigation relating to or arising out of this Agreement, the prevailing Party shall be entitled to its reasonable attorneys' fees, including expert witness costs, and all costs of proceedings incurred in such litigation, in addition to any other relief it may be awarded.

10.13 Force Majeure. Force Majeure shall mean an Act of God, flood, fire, explosion, earthquake, strike, lockout, casualty or accident, war, civil commotion, act of public enemies, blockage or embargo, or any injunction, law, order, proclamation, regulation, ordinance, demand or requirement of any government or any subdivision, authority representative thereof, or the inability to procure or use materials, labor, equipment, transportation or energy sufficient to meet manufacturing needs without the necessity of allocation, or any other cause whatsoever, whether similar or dissimilar to those enumerated above, which are beyond the reasonable control of such Party, which the Party affected has used its reasonable best efforts to avoid, and which prevent, restrict or interfere with the performance by a Party of its obligations hereunder. The Party affected by Force Majeure shall give notice to the other Party promptly in writing and whereupon shall be excused from those obligations hereunder, to the extent of such prevention, restriction or interference, provided that the affected party shall use its commercially reasonable efforts to avoid or remove such cause(s) of non-performance and shall continue performance whenever such cause(s) is removed.

10.14 Affiliate Performance. To the extent that any Affiliate of ARIAD has access to any LifeSeq(R) Database, has the right to receive any other rights or benefits under this Agreement or otherwise is obligated to perform any obligations under this Agreement, ARIAD shall cause such Affiliate to perform in full, when due, all applicable obligations under this Agreement to the same extent as if such

         Affiliate were a party to this Agreement; provided, however, that nothing in this Section 10.14 shall expand the rights or benefits of ARIAD or its Affiliates, or the obligations of Incyte, beyond those otherwise expressly set forth in this Agreement. ARIAD shall guaranty timely performance in full by such Affiliate of all such obligations. A breach by such Affiliate of any such obligation shall constitute a breach by ARIAD of this Agreement and shall entitle Incyte to exercise its rights under Article 7.0 (Term and Termination) above, in addition to any other rights and remedies to which Incyte may be entitled.

10.15 Effective Date: This Agreement shall become effective upon consummation of the Closing under the agreements under which the HMRI-ARIAD JV is formed (the "Effective Date"). If HMRI and ARIAD determine not to form the HMRI-ARIAD JV, or the consummation of the JV Closing does not and will not occur for any reason, ARIAD shall promptly notify Incyte in writing, whereupon this Agreement shall become null and void and of no effect.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their respective duly authorized officers as of the Effective Date.

INCYTE PHARMACEUTICALS, INC.

By:    /s/ Randy Scott
      -------------------------------------
Name:  Randy Scott
      -------------------------------------
Title: President & CSO
      -------------------------------------

ARIAD PHARMACEUTICALS, INC.

By:    /s/ Harvey J. Berger
      -------------------------------------
Name:  Harvey J. Berger
      -------------------------------------
Title: Chairman and Chief Executive Officer
      -------------------------------------

                                    EXHIBIT A

                                       [*]

The parties agree to the following access monitoring mechanisms intended to document the use of Database Information by ARIAD and the reporting of this to[*]

                                    EXHIBIT B


INCYTE PHARMACEUTICALS INC. ISSUED PATENTS


BPI

U.S. Patent No. 5,171,739                                      December 15, 1992
Treatment of Endotoxin-Associated Shock and Prevention Thereof Using a BPI
Protein

U.S. Patent No. 5,089,274                                      February 18, 1992
Use of Bactericidal/Permeability Increasing Protein or Biologically Active Analogs Thereof to Treat Endotoxin-Related Disorders

U.S. Patent No. 5,234,912                                        August 10, 1993
Pharmaceutical Compositions Comprising Recombinant BPI Proteins and a Lipid Carrier and Uses Thereof

U.S. Patent No. 5,308,834                                            May 3, 1994
Treatment of Endotoxin-Associated Shock and Prevention Thereof Using a BPI
Protein

U.S. Patent No. 5,334,584                                         August 2, 1994
Non-Glycosylated BPI

Australian Patent No. 647,734                                     March 31, 1994
Method of Purifying BPI

U.S. Patent No. 5,532,216                                           July 2, 1996
Neutralization of non-LPS Compounds with BPI


PROTEASE NEXIN-1

U.S. Patent No. 5,006,252                                          April 9, 1991
Purified Protease Nexin

U.S. Patent No. 5,087,368                                      February 11, 1992
Purified Recombinant Protease Nexin

U.S. Patent No. 5,112,608                                           May 12, 1992
Use of Protease Nexin-1 to Mediate Wound Healing

U.S. Patent No. 5,278,049                                       January 11, 1994

Recombinant Molecule Encoding Human Protease Nexin

U.S. Patent No. 5,187,089                                      February 16, 1993
Protease Nexin-1 Variants which Inhibit Elastase

U.S. Patent No. 5,196,196                                         March 23, 1993
Use of Protease Nexin-1 in Wound Dressings

U.S. Patent No. 5,206,017                                         April 27, 1993
Use of Protease Nexin-1 as an Anti-inflammatory

U.S. Patent No. 5,326,562                                           July 5, 1994
Pharmaceutical Dosage Unit for Treating Inflammation Comprising Protease Nexin-1

Australian Patent No. 625,492                                  November 10, 1992
Recombinant Purified Protease Nexin

Australian Patent No. 647,210                                     March 17, 1994
Protease Nexin-1 for Wound Healing

Australian Patent No. 650,275                                      June 16, 1994
Protease Nexin-1 Variants

U.S. Patent No. 5,457,090                                       October 10, 1995
Protease Nexin-1 Variants

U.S. Patent No. 5,495,001                                     February, 27, 1996
Recombinant Protease Nexin


L-14-1

French Patent No. 87/10288                                         July 27, 1987
Beta-galactoside Binding Lectins

Australian Patent No. 616,195                                  February 18, 1992
Beta-galactoside Binding Lectins

Australian Patent No. 632,474                                       May 11, 1993
14kD Mammalian Lectins

European Patent No. 03/68920                                        June 9, 1993
Beta-galactoside Binding Lectins

GRANULOCYTE PROTEINS

U.S. Patent No. 5,032,574                                          July 16, 1991
Novel Antimicrobial Peptide

U.S. Patent No. 5,087,569                                      February 11, 1992
Antimicrobial Proteins, Compositions Containing Same and Uses Thereof

U.S. Patent No. 5,126,257                                          June 30, 1992
Antimicrobial Proteins, Compositions Containing Same and Uses Thereof

U.S. Patent No. 5,210,027                                           May 11, 1993
DNA Encoding Novel Antimicrobial Polypeptide and Methods for Obtaining such Polypeptide

Australian Patent No. 633,832                                       June 4, 1993
Novel Antimicrobial Polypeptide, Compositions Containing Same and Uses Thereof

U.S. Patent No. 5,338,724                                        August 16, 1994
Novel Antimicrobial Proteins, Compositions Containing Same and Uses Thereof

U.S. Patent No. 5,470,825                                      November 28, 1995
Basophil Granule Proteins

U.S. Patent No. 5,476,839                                       December 9, 1995
Basophil Granule Proteins


INCYTE PHARMACEUTICAL INC. PUBLISHED FOREIGN APPLICATIONS


BPI AND RELATED MOLECULES

PCT/US90/00837                                                   August 23, 1990
Use of Bactericidal/Permeability Increasing Protein or Biologically Active Analogs Thereof to Treat Lipopolysaccharide Associated Gram Negative Infections

PCT/US91/05758                                                     March 5, 1992
Recombinant BPI Proteins, Uses of BPI Proteins and Methods of Preparing Same

PCT/US92/08234                                                     April 1, 1993
Compositions Comprising a Bactericidal/Permeability Increasing Protein and a Lipid Carrier, Methods of Making Same, and Uses Thereof

PCT/US92/08298                                                     April 1, 1993
A New Form of Lipopolysaccharide Binding Protein (LBP)

EPO 91/918397                                                       June 9, 1993
Recombinant BPI Proteins, Uses of BPI Proteins, and Methods of Preparing Same

EPO 0605653                                                        July 13, 1994
A New Form of LBP-Beta

Japan 504267/94                                                     May 19, 1994
BPI Variants

PCT/WO 94/21280                                               September 29, 1994
Use of BPI and LBP Levels and Ratios Thereof in Diagnosis

PCT/WO 94/25476                                                November 10, 1994
BPI Variants

PCT/WO 95/01428                                                 January 12, 1995
Glycosylated and Non-glycosylated BPI and Methods for Producing Same


GRANULOCYTE PROTEINS

EPO 87/117408.2                                                    June 29, 1988
Antimicrobial Proteins, Compositions Containing Same and Uses Thereof

PCT/US90/06317                                                      May 16, 1991
Recombinant Production of Lactoperoxidase

PCT/US91/04869                                                  January 23, 1992
Basophil Granule Proteins

PCT WO 94/06829                                                   March 31, 1994
Basophil Granule Proteins


PROTEASE NEXIN-1

EPO 87/810057.7                                                  August 26, 1987
Neurite-Promoting Factor and Processes for the Manufacture Thereof

PCT/US91/02161                                                  October 17, 1991
Use of Protease Nexin-1 to Mediate Wound Healing

PCT/US91/04331                                                 December 26, 1991
Protease Nexin-1 Variants

PCT/US92/10484                                                     June 10, 1993
Use of Protease Nexin-1 as an Anti-inflammatory

EPO 91/9074062                                                   August 25, 1993
Use of Protease Nexin-1 to Mediate Wound Healing

Japan 5-508148                                                 November 18, 1993
Use of Protease Nexin-1 to Mediate Wound Healing

Japan 6-501148                                                 February 10, 1994
Protease Nexin-1 Variants


L-14-1

EPO 89/303714.3                                                 October 18, 1989
14-Beta-Gal Mammalian Lectins

PCT WO 94/11497                                                     May 26, 1994
Method of Causing Selective Immunosuppression using HL-60-Relate Lectins


LACTOPEROXIDASE

PCT WO 91/06639                                                     May 16, 1991
Recombinant Production of Lactoperoxidase

Japan 5-504679                                                     July 22, 1993
Recombinant Production of Lactoperoxidase

                                    EXHIBIT C


                            LifeSeq(R) Specifications

LifeSeq(R) V4.2 Overview

LifeSeq(R) is a powerful genomic database, based on relational database management system (RDBMS) architecture. The LifeSeq(R) database resides on a UNIX server, available in either Oracle or Sybase format and is accessed across distributed client/server networks by users working on Macintosh, PC, or UNIX computers such as DEC, SGI and Sun.

LifeSeq(R) currently has two core components: the DNA Sequence database and the Gene Expression database. The DNA Sequence database contains the nucleotide sequences for Incyte's computer-edited ESTs and provides access to robust sequence-analysis tools such as BLAST. In addition to Incyte's proprietary cDNA sequences, the LifeSeq(R) database includes public-domain sequence data from the WashU-Merck EST Project. The Gene Expression database contains high-quality annotations for each sequence. The sequence data and annotations in LifeSeq(R) are generated by an automated bioanalysis suite of software, which is proprietary to Incyte and not included as part of the LifeSeq(R) product.

In addition to the two databases, the LifeSeq(R) product includes a set of utility programs that enables customers to link their sequencing databases into the LifeSeq(R) application.

LifeSeq(R) as a product is naturally under continual update, review, and development. The specifications presented here reflect the functionality present in version 4.2 released on October, 1996.

[*]